EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Frozen Food Gift Group, Inc. (the “Company”) for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Troy A. Covey, Principal Executive Officer, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: August 19, 2014	By:	/s/ TROY A. COVEY
Troy A. Covey President, Director and Principal Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.